FOR IMMEDIATE RELEASE




       Bio-Rad Laboratories Reports First-Quarter Financial Results


    HERCULES, CA - May 6, 2004 - Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), a multinational manufacturer and distributor of life science research products and clinical diagnostics, announced financial results today for the first quarter ended March 31, 2004. First quarter net sales were $266.6 million, up 8.4 percent compared to the $246.0 million reported for the same quarter of 2003. This growth was largely the result of currency effects. Net income for the quarter was $22.0 million compared to $26.4 million in the first quarter of last year. The reduction in income can be attributed primarily to the Company's planned investments in infrastructure and new product development as well as the expense for purchased in-process R&D associated with the acquisition of the assets of Hematronix, Inc.

    First Quarter Highlights
    - Overall Company net sales for the first quarter improved by
      8.4 percent to reach $266.6 million compared to $246.0 million reported in the first quarter of 2003. On a currency-neutral basis, revenues were essentially flat versus the first quarter of 2003.
    - Basic earnings were $0.86 per share, or $0.83 per share on a diluted basis, compared to basic earnings per share of $1.04 and diluted earnings per share of $1.01 in the same period of 2003. During the quarter, the Company recorded a write-down on an investment of $2.4 million. The impact of this write-down on earnings per share is approximately $0.09 per share on a diluted basis before tax.
    - Life Science segment net sales for the quarter were $125.6 million, 6.9 percent higher than the comparable period last year. On a currency neutral basis, segment sales declined by 2.3 percent for the quarter. Solid performers in this segment included products used for process chromatography, imaging, nucleic acid amplification, and multiplex immunoassays while overall performance in the Life Science segment was negatively impacted by price declines in the BSE (bovine spongiform encephalopathy or mad cow disease) business and sales volume decreases of confocal microscopy products versus last year.
    - The Company's rapid TeSeEr test used for the detection of BSE was recently licensed by the United States Department of Agriculture (USDA) for use in the National Veterinary Service Laboratories (NVSL) network as part of the USDA's newly enhanced BSE testing program. Furthermore, the Company has recently received notification that its test has been chosen for use in all of the laboratories performing BSE surveillance in the United States. It is estimated that approximately 250,000 animals will be tested in this program over the next 12-18 months.
                                  (more)
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    Bio-Rad Reports First Quarter 2004
    Page 2


    - The Clinical Diagnostics segment reported net sales of $138.9 million for the quarter, up 10.1 percent compared to the first quarter of 2003, or 1.0 percent excluding currency effects. These results were the result of growth in several areas including autoimmune testing, quality-control management, and diabetes monitoring, offset by timing differences of large customer orders in the blood virus business.
    - In March, the Company purchased the assets of Hematronix Inc.
      for approximately $17 million in cash. This acquisition further enhances Bio-Rad's leadership position in the quality-control management industry.

    "The quarterly financial results reflect strength in many of our product families, offset by challenges in our BSE business and the Japanese market. The underlying fundamentals of Bio-Rad remain strong," said Norman Schwartz, President and Chief Executive Officer. "Our outlook is positive as we have a number of exciting new products and opportunities in the pipeline."

    Management will discuss these results in a conference call at 2:00 p.m. PT (5:00 p.m. ET) May 6, 2004. Interested parties can access the call by dialing (888) 482-0024 (in the U.S.), or (617) 801-9702
    (international), access number 98190073. The live web cast can be accessed at http://www.bio-rad.com. A replay of the call will be available at (888) 286-8010 (in the U.S.), or (617) 801-6888
    (international), access number 55549918, for seven days following the call and the web cast can be accessed at http://www.bio-rad.com for 30 days.

    Bio-Rad Laboratories, Inc. is a multinational manufacturer and distributor of life science research products and clinical diagnostics. It is based in Hercules, California, and serves more than 70,000 research and industry customers worldwide through a network of more than 30 wholly owned subsidiary offices.

    Various statements made within this press release may constitute "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company's expectations.

    For more information contact:
    Christine Tsingos, Vice President and Chief Financial Officer, or Ron Hutton, Treasurer
    Bio-Rad Laboratories, Inc.
    Phone:  (510) 724-7000
    E-mail:  investor_relations@bio-rad.com
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                       Bio-Rad Laboratories, Inc.
                           First Quarter 2004
               Condensed Consolidated Statements of Income

                  (In thousands, except per share data)
                               (UNAUDITED)






                                        Three Months Ended
                                            March 31,

                                          2004       2003
                                        --------   --------
   Net sales                            $266,645   $245,969
   Cost of goods sold                    115,866    103,256
                                        --------   --------
   Gross profit                          150,779    142,713

   Selling, general and administrative
   expense                                88,492     77,159
   Product research and development
   expense                                25,224     21,388
   Purchased in-process research and
   development expense                       900          -
   Interest expense                        5,050      4,651
   Foreign exchange losses, net              202        769
   Other (income) expense, net               216       (604)
                                        --------   --------
   Income before Taxes                    30,695     39,350

   Provision for income taxes             (8,717)   (12,986)
                                        --------   --------
   Net income                           $ 21,978    $26,364
                                        ========   ========

   Basic earnings per share                $0.86      $1.04
                                        ========   ========
   Weighted average common shares         25,624     25,284
                                        ========   ========

   Diluted earnings per share              $0.83      $1.01
                                        ========   ========
   Adjusted weighted average shares       26,444     26,057
                                        ========   ========

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                       Bio-Rad Laboratories, Inc.
              Summary Condensed Consolidated Balance Sheets

                             (In thousands)
                               (UNAUDITED)





                                                   At March 31,  At December 31,
                                                       2004           2003
                                                    ---------      ---------
Current assets:
  Cash and cash equivalents                         $ 141,548      $ 148,642
  Accounts receivable, net                            228,925        234,085
  Inventories, net                                    190,034        190,258
  Prepaid expenses, taxes and other current assets    102,442         97,893
                                                    ---------      ---------
      Total current assets                            662,949        670,878

Net property, plant and equipment                     182,964        179,123
Goodwill, net                                          72,741         69,503
Other assets                                           78,909         67,354
                                                    ---------      ---------
      Total assets                                  $ 997,563      $ 986,858
                                                    =========      =========

Current liabilities:
  Notes payable and current maturities of
   long-term debt                                   $   8,530      $  10,423
  Accounts payable                                     57,033         53,995
  Accrued payroll and employee benefits                59,761         71,650
  Sales, income and other taxes payable                21,752         20,833
  Other current liabilities                            74,120         77,425
                                                    ---------      ---------
      Total current liabilities                       221,196        234,326

Long-term debt, net of current maturities             226,171        225,835
Deferred tax liabilities                               14,581         13,991
Other long-term liabilities                            17,293         16,899
Stockholders' equity                                  518,322        495,807
                                                    ---------      ---------
      Total liabilities and stockholders' equity    $ 997,563      $ 986,858
                                                    =========      =========


Certain items have been reclassified to conform to the current year presentation.
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                       Bio-Rad Laboratories, Inc.
         Summary Condensed Consolidated Statement of Cash Flows

                             (In thousands)
                               (UNAUDITED)


                                                         Period Ended March 31,
                                                            2004        2003
                                                         ---------   ---------
   Cash flows from operating activities:
      Cash received from customers                       $ 270,680   $ 250,079
      Cash paid to suppliers and employees                (226,543)   (207,392)
      Interest paid                                         (9,360)     (8,529)
      Income tax payments                                   (9,682)    (12,537)
      Miscellaneous receipts                                 2,211          99
                                                         ---------   ---------
      Net cash provided by operating activities             27,306      21,720

   Cash flows from investing activities:
      Capital expenditures, net                            (13,417)    (10,981)
      Other investing activities                           (21,252)     (9,747)
                                                         ---------   ---------
      Net cash used in investing activities                (34,669)    (20,728)

   Cash flows from financing activities:
      Long-term borrowings                                       0       6,000
      Payments on long-term debt                              (117)    (13,035)
      Other financing activities                                93       4,623
                                                         ---------   ---------
      Net cash used in financing activities                    (24)     (2,412)

   Effect of exchange rate changes on cash                     293      (1,090)
                                                         ---------   ---------
   Net decrease in cash and cash equivalents                (7,094)     (2,510)
   Cash and cash equivalents at beginning of period        148,642      27,733
                                                         ---------   ---------
   Cash and cash equivalents at end of period            $ 141,548   $  25,223
                                                         =========   =========

   Reconciliation of net income to net cash provided by operating activities:

   Net Income                                            $  21,978   $  26,364
   Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization                         10,500       9,896
      Changes in working capital                            (2,014)    (22,835)
      Other                                                 (3,158)      8,295
                                                         ---------   ---------
   Net cash provided by operating activities             $  27,306   $  21,720
                                                         =========   =========


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